UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2017

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 201-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Retirement, Resignation, Removal or Refusal to Stand for re-Election

On March 3, 2017, former Senator John C. "Jack" Danforth notified the Board of Directors (the "Board") of Cerner Corporation (the "Company") that he does not intend to stand for re-election to the Board at the Annual Meeting of Shareholders to be held in May 2017 (the "2017 Annual Meeting") and that he will retire effective immediately prior to the 2017 Annual Meeting. Senator Danforth's decision not to stand for re-election to the Board related solely to his decision to retire and did not involve any disagreement with the Company on any matter relating to its operations, policies or practices.

(d) Election of New Director

Effective March 3, 2017, the Board of Directors appointed Dr. Julie L. Gerberding as an independent director to the Board, to hold office for a term expiring at the 2017 Annual Meeting. Dr. Gerberding fills a newly created Class I Director seat.

Dr. Gerberding's compensation will be consistent with the compensation payable to our other directors, prorated to account for her shortened term. A description of compensation payable to our directors can be found under "Director Compensation" in our most recent Proxy Statement filed with the Securities and Exchange Commission on April 21, 2016. Dr. Gerberding and the Company have also entered into an indemnification agreement, in the form approved by the Board for the Company's other executive officers and directors and previously disclosed by the Company. The form of indemnification agreement was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 3, 2010 and is incorporated herein by reference.

There are no understandings or arrangements between Dr. Gerberding and any other person pursuant to which she was selected to serve as a director of the Company. The Company is not aware of any transactions involving Dr. Gerberding that are reportable under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws

The Board adopted resolutions effective March 3, 2017, approving Amendment No. 1 to the Bylaws, Amended & Restated as of February 25, 2016 of the Company (the "Bylaws"), to amend Section 14 of the Bylaws to provide that the total number of directors constituting the Board shall not be less than nine (9) nor more than ten (10), with the then-authorized number of directors to be fixed from time to time by the Board. Section 14 of the Bylaws previously fixed the numbers of directors constituting the Board at nine (9) directors. The Board also adopted resolutions to increase the size of the Board from nine (9) to ten (10) directors to facilitate a transition period for Dr. Gerberding before Senator Danforth retires from the Board. The Board currently intends to decrease the size of the Board back to nine (9) directors immediately prior to the 2017 Annual Meeting upon Senator Danforth's retirement.

Amendment No. 1 of the Bylaws, effective March 3, 2017, is attached as Exhibit 3.1 to this report and is incorporated herein by reference. Attached as Exhibit 3.2 to this report, is a composite copy of the Bylaws (as amended through March 3, 2017), which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 6, 2017, the Company issued a press release announcing the changes to the Board, as described under Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this report.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1    Amendment No. 1 to the Bylaws, Amended & Restated as of February 25, 2016

3.2    Composite Copy of the Bylaws, Amended & Restated as of February 25, 2016 (as amended through March 3, 2017)

99.1    Press Release of Cerner Corporation dated March 6, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: March 6, 2017	By:	/s/ Marcus G. Naughton
Marcus G. Naughton, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 1 to the Bylaws, Amended & Restated as of February 25, 2016

3.2	Composite Copy of the Bylaws, Amended & Restated as of February 25, 2016 (as amended through March 3, 2017)

99.1	Press Release of Cerner Corporation dated March 6, 2017